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                            ARTICLES OF INCORPORATION

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.

         ONE: The name of this corporation is:

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.


         TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

         FOUR: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         FIVE: The name and address in this state of the Corporation's initial agent for service of process is:

         STEPHEN C. HAAS
         Attorney at Law
         10563 Brunswick Road, Suite 7
         Grass Valley, CA 95945

         SIX: This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares authorized to be issued is:

         ONE MILLION (1,000,000) SHARES.

DATED:       February 3,1998                             By /s/ Stephen C. Haas
                                                         -----------------------
                                                         STEPHEN C. HAAS

         I declare that I am the person who executed the above Articles of Incorporation, and that this instrument is my act and deed.

                                                         By /s/ Stephen C. Haas
                                                         -----------------------
                                                         STEPHEN C. HAAS